Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director or Officer of Rockwell Automation, Inc., a Delaware corporation (the Company), hereby constitute DOUGLAS M. HAGERMAN and THEODORE D. CRANDALL, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below,

1.	the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 and any amendments thereto;

2.	any and all amendments (including supplements and post-effective amendments) to

a)

the Registration Statement on Form S-3 (Registration No. 333-43071) registering debt securities of the Company in an aggregate principal amount of up to $1,000,000,000 and any shares of Common Stock, par value $1 per share, of the Company (the Common Stock) issuable or deliverable upon conversion or exchange of any such debt securities that are convertible into or exchangeable for Common Stock; and

b)	the Registration Statement on Form S-3 (Registration No. 333-147658) registering an indeterminate amount of debt securities of the Company in one or more series;

3.	any and all amendments (including supplements and post-effective amendments) to

a)	the Registration Statement on Form S-8 registering securities to be sold under the Company’s 2008 Long-Term Incentives Plan (Registration No. 333-150019);

b)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s 2000 Long-Term Incentives Plan (Registration Nos. 333-38444 and 333-113041);

c)	the Registration Statement on Form S-8 registering securities to be sold under the Company’s 1995 Long-Term Incentives Plan and 1988 Long-Term Incentives Plan (Registration No. 333-17055);

d)

the Registration Statement on Form S-8 registering securities to be sold under the Company’s Savings and Investment Plan for Represented Hourly Employees and the Company’s Retirement Savings Plan for Represented Hourly Employees (Registration No. 333-151476);

e)

the Registration Statement on Form S-8 registering securities to be sold under the Company’s Retirement Savings Plan for Salaried Employees and the Company’s Retirement Savings Plan for Hourly Employees (Registration No. 333-149581);

f)

the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company’s Salaried Retirement Savings Plan, as amended, the Company’s Retirement Savings Plan for Certain Employees, as amended, and the Company’s Non-Represented Hourly Retirement Savings Plan, as amended (Registration No. 333-17031);

g)

the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company’s Employee Savings and Investment Plan for Represented Hourly Employees, as amended (Registration No. 333-17405);

h)	the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company’s Retirement Savings Plan for Represented Hourly Employees, as amended (Registration No. 333-89219);

i)	the Registration Statement on Form S-8 registering securities to be sold under the Company’s Directors Stock Plan (Registration No. 333-93593);

j)	the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company’s 2003 Directors Stock Plan (Registration No. 333-101780); and

k)

the Registration Statement on Form S-8 registering securities to be sold pursuant to Non-Employee Director Stock Options Granted on July 31, 2001 and February 6, 2002 (Registration No. 333-125702); and

4.	any and all amendments (including supplements and post-effective amendments) to the Registration Statement on Form S-3 Registration No. 333-24685) registering

a)

certain shares of Common Stock acquired or which may be acquired by permitted transferees upon the exercise of transferable options assigned or to be assigned to them by certain participants in the Company’s 1988 Long-Term Incentives Plan in accordance with that Plan; and

b)

the offer and resale by any such permitted transferee who may be deemed to be an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (an Affiliate Selling Shareowner), of Common Stock so acquired or which may be acquired by such Affiliate Selling Shareowner upon exercise of any such transferable option.

Signature	Title	Date

/s/ Keith D. Nosbusch Keith D. Nosbusch	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	November 5, 2008

/s/ Betty C. Alewine Betty C. Alewine	Director	November 5, 2008

/s/ Verne G. Istock Verne G. Istock	Director	November 5, 2008

/s/ Barry C. Johnson Barry C. Johnson	Director	November 5, 2008

/s/ William T. McCormick, Jr. William T. McCormick, Jr.	Director	November 5, 2008

/s/ Donald R. Parfet Donald R. Parfet	Director	November 5, 2008

/s/ Bruce M. Rockwell Bruce M. Rockwell	Director	November 5, 2008

/s/ David B. Speer David B. Speer	Director	November 5, 2008

/s/ Joseph F. Toot, Jr. Joseph F. Toot, Jr.	Director	November 5, 2008

/s/ Theodore D. Crandall Theodore D. Crandall	Senior Vice President and Chief Financial Officer (principal financial officer)	November 5, 2008

/s/ Douglas M. Hagerman Douglas M. Hagerman	Senior Vice President, General Counsel and Secretary	November 5, 2008

/s/ David M. Dorgan David M. Dorgan	Vice President and Controller (principal accounting officer)	November 5, 2008

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